Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211940, 333-196646, 333-184181, 333-176174, 333-171244, 333-159592, and 333-149662 on Form S-8, Registration Statement Nos. 333-216600, 333-205353, 333-195855, 333-183313, 333-171944, 333-170503, 333-171052, 333-166011, 333-158516, 333-224066, and 333-225083 on Form S-3, and Registration Statement Nos. 333-215590 and 333-213704 on Form S-1 of our report dated May 16, 2019, relating to the financial statements of ReShape Lifesciences Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

April 30, 2020